Exhibit 4.1

INCORPORATED UNDER THE LAWS

OF THE STATE OF CALIFORNIA

ON OCTOBER 9, 1997

Number PA-1	40,000 Shares
Fixed Rate Cumulative Perpetual Preferred Stock, Series A

HERITAGE COMMERCE CORP

AUTHORIZED CAPITAL STOCK: 40,000,000 SHARES

30,000,000 Shares of Common Stock	10,000,000	Shares of Preferred Stock, consisting of:
	9,960,000	Shares of Preferred Stock - Undesignated
	40,000	Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

This Certifies that UNITED STATES DEPARTMENT OF THE TREASURY is the registered holder of Forty Thousand (40,000) shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of HERITAGE COMMERCE CORP, a California corporation, hereinafter designated “the Corporation,” transferable only upon the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed or assigned.

The Corporation will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.  Such requests may be made to the Corporation at its principal executive office.

SEE REVERSE FOR RESTRICTIONS ON TRANSFER

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers as of the 21st day of November, 2008.

/s/ Rebecca A. Levey	/s/ Walter T. Kaczmarek
Rebecca A. Levey, Secretary	Walter T. Kaczmarek, Chief Executive Officer

FOR VALUE RECEIVED                                  HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO                  THE SHARES REPRESENTED BY THIS CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

IN THE PRESENCE OF
	(Witness)	(Shareholder)

NOTICE:  THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATUS SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICES IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.